UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2004

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Mission Energy Holding Company’s 2003 Annual Report on Form 10-K and Current Reports on Form 8-K filed this calendar year. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On April 27, 2004, Mission Energy Holding Company’s (the “Company’s”) indirect subsidiary Midwest Generation, LLC issued a press release announcing the completion of the refinancing of its indebtedness and the related termination of the lease of its Collins Station facility.  The Company is attaching a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.  Such information is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

Exhibit 99.1	Press Release of Midwest Generation, LLC, dated April 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company
(Registrant)

Date:	April 27, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Senior Vice President and Chief Financial Officer